                                                                    EXHIBIT 99.3

                SETTLEMENT, GENERAL RELEASE AND WAIVER OF CLAIMS


         THIS SETTLEMENT, GENERAL RELEASE AND WAIVER OF CLAIMS (the "Agreement"), is made and entered into as of the 15th day of July 2002, by and among Coram Alternate Site Services, Inc., a Delaware corporation, Tax I.D. 760215922 ("CORAM ALTERNATE SITE"), and Arlin M. Adams, Chapter 11 Trustee to the Bankruptcy Estates of Coram Healthcare Corporation and Coram, Inc (the "TRUSTEE") AND Humana Health Plan, Inc., a health maintenance organization, and Humana Insurance Company, an insurance company (collectively referred to as "HUMANA").

                                    RECITALS

         A. CORAM ALTERNATE SITE has been providing services, supplies and equipment to HUMANA's members pursuant to that certain Home Health Agency Participation Agreement dated December 1, 1998 by and between CORAM ALTERNATE SITE and HUMANA (the "HHAP Agreement").

         B. Certain disputes have arisen between CORAM ALTERNATE SITE and HUMANA regarding the payment of fees for certain services, supplies and equipment provided by CORAM ALTERNATE SITE to HUMANA's members pursuant to the HHAP Agreement with codes other than those codes specifically set forth on Exhibit A, which is attached hereto and incorporated by reference herein (the "Reimbursement Disputes").

         C. CORAM ALTERNATE SITE and HUMANA have resolved their Reimbursement Disputes and have agreed that it is in their mutual best interests to settle their Reimbursement Disputes on the terms and subject to the conditions set forth herein without resort to litigation.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the recitals, the mutual covenants, sums of money and benefits set forth herein, the parties agree as follows:

         1. Consideration of CORAM ALTERNATE SITE and HUMANA. CORAM ALTERNATE SITE hereby agrees to discharge any and all claims arising under the HHAP Agreement or any other agreement under which CORAM ALTERNATE SITE participated with HUMANA for services, supplies and equipment with codes other than those codes specifically set forth on Exhibit A which were provided by CORAM ALTERNATE SITE to HUMANA members with dates of service on or prior to December 31, 2001 (the "Pre-2002 Claims") in exchange for HUMANA's payment, in addition to any amounts received by CORAM ALTERNATE SITE from HUMANA for the Pre-2002 Claims on or prior to February 28, 2002, of One Million Dollars

($1,000,000.00) (the "Settlement Payment") to CORAM ALTERNATE SITE along with the release expressly set forth in this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that the Settlement Payment shall be reduced by any amounts received by CORAM ALTERNATE SITE from HUMANA for the Pre-2002 Claims, from March 1, 2002 through the date first above written. The Settlement Payment shall be made by HUMANA to CORAM ALTERNATE SITE no later than ten calendar days from the date of receipt by HUMANA of written approval of this Agreement by the Bankruptcy Court (as defined in section 4(c) below) and should be sent via overnight courier or hand delivery to:

                           Gerald A. Reynolds
                           Vice President-Controller
                           Coram Alternate Site Services, Inc.
                           1675 Broadway, Suite 900
                           Denver, CO 80202
                           303-672-8740 (phone)

The parties hereto acknowledge and agree that the Settlement Payment relates to the Pre-2002 Claims only and does not include claims with codes specifically set forth on Exhibit A and which were covered under and authorized in accordance with the terms and conditions of the HHAP Agreement and which were provided by CORAM ALTERNATE SITE to HUMANA's members pursuant to the HHAP Agreement (the "Exhibit A Claims"). The Exhibit A Claims shall be processed and paid by HUMANA to CORAM ALTERNATE SITE pursuant to the terms and conditions of the HHAP Agreement.

         2. Release of HUMANA by CORAM ALTERNATE SITE. CORAM ALTERNATE SITE and its parent, subsidiaries, affiliates, divisions, successors and assigns, (excluding Coram Resource Network, Inc. and Coram Independent Practice Association, Inc.) and the current and former officers, directors employees, attorneys and agents, together with their successors and assigns (collectively, the "CORAM Parties"), hereby release and forever discharge HUMANA and its parent, subsidiaries, affiliates, successors and assigns and their current and former officers, directors, shareholders, employees, attorneys and agents, together with their successors and assigns, (collectively, the "HUMANA Parties") from any and all actions, causes of action, suits, sums of money, damages, claims, expenses and demands whatsoever in law and equity, whether known or unknown to the CORAM Parties, which the CORAM Parties ever had or now has, by reason of or in any way connected with the Pre-2002 Claims. The CORAM Parties acknowledge and agree that the payment made by HUMANA under this Agreement is intended to address any and all claims the CORAM Parties ever had, now have or may have relating to or arising out of or connected to the Pre-2002 Claims. Accordingly, the CORAM Parties agree that they forever waive and will not pursue payment of any additional fees or compensation of any type relating to or arising out of the Pre-2002 Claims. The parties acknowledge and agree that such release of the HUMANA Parties by the CORAM Parties does not release any Exhibit A Claims for reimbursement by CORAM ALTERNATE SITE.

         3. Release of CORAM ALTERNATE SITE by HUMANA. The HUMANA Parties hereby release and forever discharge the CORAM Parties, from any and all actions, causes of action, suits, sums of money, damages, claims, expenses and demands whatsoever in law and equity, whether known or unknown to the HUMANA Parties, which the HUMANA Parties ever had or now has or may have, by reason of or in any way connected with the Pre-2002 Claims. The parties acknowledge and agree that such release of the CORAM Parties by the HUMANA Parties does not release any claims for overpayments by HUMANA related to the Exhibit A Claims.

         4. Representations and Warranties.

                  (a) Each party represents and warrants that it has carefully read this Agreement, the contents thereof are known to it, and that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of any party hereto.

                  (b) Each of the parties hereto represents and warrants that the persons and entities executing this Agreement have the legal authority to do so.

                  (c) CORAM ALTERNATE SITE hereby represents and warrants this Agreement does not require the approval of any judicial or administrative body, except for the approval of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in the Chapter 11 case of Coram Healthcare Corporation and Coram, Inc., in order to be binding and fully effective between the parties and any of their respective successors, assigns and creditors. In the event any other approval is determined to be necessary in order for this Agreement to have such binding effect and such approval is not given, then CORAM ALTERNATE SITE agrees to indemnify, defend and hold harmless HUMANA from any and all claims, judgments, costs, liabilities, damages and expenses whatsoever, including reasonable attorneys' fees, arising out of or in any way related to such disapproval.

         5. Acknowledgments by the Parties.

                  (a) The parties hereto have knowingly relinquished, waived and released any and all remedies that might otherwise be available to them for matters or transactions that are the subject of this Agreement.

                  (b) It is further understood and agreed that this Agreement is a compromise of disputed claims, and that the exchange of consideration contemplated hereby is not to be construed as an admission of liability on the part of the parties or the persons, corporations and entities hereby released, by whom liability is expressly denied.

                  (c) It is further understood and agreed that this Agreement is executed by each party voluntarily and is not based upon any representations or statements of any kind made by the other party or any of their representatives as to the merits, legal liabilities or value of the claims of the other party.

         6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

         7. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, arrangements, representations or understandings between the parties relating to the subject matter herein or the transactions described in this Agreement. This Agreement may only be amended in writing by an instrument executed by both parties.

         8. No Assignment. The parties mutually represent and warrant that there has been no assignment or transfer of any interest in any of the claims released pursuant to this Agreement.

         9. Applicable Law. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of Missouri, disregarding such State's conflicts of law principles.

         10. Binding on Parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, this Agreement shall be null and void in the event the Bankruptcy Court does not issue written approval of this Agreement.

         11. Arbitration; Attorneys' Fees. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by binding arbitration conducted under the rules of the American Arbitration Association applicable to contract disputes, the outcome of which shall be enforceable in a court of competent jurisdiction. Such arbitration shall take place in Kansas City, Missouri. In the event any dispute or controversy arises between the parties under or in connection with this Agreement, the prevailing party shall be entitled to an award of reasonable attorney fees and costs incurred as a consequence of such dispute.

         12. Severability. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected, and the illegal or invalid part, term or provision shall be deemed not a part of this Agreement.

         13. Construction of Agreement. This Agreement shall not be construed against the party preparing the same and shall be construed without regard to the identity of the person who drafted such and shall be construed as if all parties had jointly prepared this Agreement.

         14. Representation by Independent Counsel. The parties acknowledge that they have been represented by counsel of their own choice in the negotiations leading up to and in the execution of this Agreement and that they have read this Agreement and each and every provision thereof, have had it fully explained to them by their counsel, and fully understand and have agreed to this Agreement and each and every term, condition and covenant contained or incorporated by reference herein.

IN WITNESS WHEREOF, the undersigned have made and executed this Settlement, General Release and Waiver of Claims, effective as of the date first written above, through a duly authorized officer or representative.

HUMANA                                    CORAM ALTERNATE SITE
By:    /s/ DEBRA A. SMITH                 By:    /s/ SCOTT R. DANITZ
       -----------------------------             -------------------------------
Name:  Debra A. Smith                     Name:  Scott R. Danitz
Title: President, Humana Kansas City      Title: Senior Vice President, Chief
       Humana Health Plan, Inc.                  Financial Officer and Treasurer



                                          By:    /s/ ARLIN M. ADAMS
                                                 -------------------------------
                                                 Arlin M. Adams, Chapter 11
                                                 Trustee to the Bankruptcy
                                                 Estates of Coram Healthcare
                                                 Corporation and Coram, Inc.

                                    EXHIBIT A
                         CODES EXCLUDED FROM SETTLEMENT

                            HOME HEALTH CARE SERVICES

DESCRIPTION                                                      CODES
-----------                                                      -----
Registered Nurse, Skilled Nursing Care *                         0551,0551HRI
Registered Nurse, High Tech Care *                               0551HT, 0551HTHI
Registered Nurse, Postpartum Care *                              0551LA
Licensed Practical Nurse *                                       0581, 0581HRI
Home Health Aide                                                 0571, 0571HRI
Physical Therapy                                                 0421
Physical Therapy Assistant                                       0421A
Occupational Therapy                                             0431
Speech Therapy                                                   0441
Medical Social Worker                                            0561
Respiratory Therapist                                            94640
Nutritional Consult                                              0589

                             HOME INFUSION SERVICES

DESCRIPTION                                                      CODES
-----------                                                      -----
ANTIBIOTIC THERAPY
    All frequencies                                              Q0081
TOTAL PARENTERAL NUTRITION                                       B4164
    With Lipids                                                  B4186
CHEMOTHERAPY MANAGEMENT
    IV Push                                                      Q0085
    Continuous 1 drug with pump                                  Q0085
    Continuous 2 drugs with pump                                 Q0085
PAIN MANAGEMENT
    Epidural/Central Line/Sub Q                                  90782
HYDRATION THERAPY
    All volumes and frequencies                                  J7030
SPECIALTY DOSED IV THERAPY
    All frequencies, including continuous                        90784
IV PUSH / IM / SQ / INJECTIONS
    All therapies not listed elsewhere                           Q0084
CATHETER CARE
    Single Lumen Hick/Brov Catheter                              90799
    Double Lumen Hick/Brov Catheter                              90799
    Triple Lumen Hick/Brov Catheter                              90798
    Single Lumen Groshong Catheter                               90799
    Double Lumen Groshong Catheter                               90799
    Triple Lumen Groshong Catheter                               90798
    PICC Line Catheter                                           90799
    Implantable Ports                                            90799

                                    EXHIBIT A
                     CODES EXCLUDED FROM SETTLEMENT (PAGE 2)

                             HOME INFUSION SERVICES


DESCRIPTION                                                      CODES
-----------                                                      -----
LINE INSERTION
    PICC Line Insertion                                          36534
    Midline Insertion                                            36000
    Urokinase                                                    J3364
    Repair Kit                                                   A4221
IMMUNOGLOBULINS                                                  82787
PROLASTIN                                                        82103
ANTI HEMOPHILIC FACTORS                                          85290
IRON BINDING
    Desferal                                                     83550
BLOOD PRODUCTS                                                   36430